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                                  EXHIBIT 10.40

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made as of the 5th day of December, 1997 by Genesis Investment Group, Inc., an Arizona corporation ("Seller") and wholly owned subsidiary of ILX Incorporated, an Arizona corporation ("ILX"), and Goodyear 93, L.L.C., an Arizona limited liability company ("Buyer").

         WHEREAS, Lomacasi Resort Incorporated, an Arizona corporation ("LRI") and wholly owned subsidiary of Seller, is the sole general partner of The Sedona Real Estate Limited Partnership #1, an Arizona limited partnership ("Partnership"), the sole asset of which Partnership is the Lomacasi Cottages ("Lomacasi") in Sedona, Arizona;

         WHEREAS, Buyer desires to acquire control of Lomacasi, and Buyer therefore has offered to purchase all of the capital stock of LRI, upon the terms and conditions set out herein; and

         WHEREAS, Seller owns, and desires to sell to Buyer, all of the capital stock of LRI, upon the terms and conditions set out herein.

         NOW, THEREFORE, in consideration of the recitals, covenants and representations and warranties set out herein, the parties hereby agree as follows:

         1. Purchase of LRI Shares. Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell, transfer, endorse, convey and assign to Buyer, free and clear of any and all pledges, liens, security interests and other encumbrances whatsoever, 100% of the issued and outstanding shares of the capital stock of LRI, consisting of 1,000 shares of LRI common stock, no par value per share (collectively, the "LRI Shares").

         2. Purchase Price. As full and complete consideration for the purchase of the LRI Shares, Buyer shall sell, transfer, endorse, convey and assign to ILX as Seller's nominee, for and on behalf of Seller, free and clear of any and all pledges, liens, security interests and other encumbrances whatsoever, 500,000 shares of ILX common stock (collectively, the "ILX Shares"), which ILX Shares are valued at $1.25 per share.

         3. Closing. The closing ("Closing") of the stock purchase transaction described herein shall occur at the offices of Meyer, Hendricks, Bivens & Moyes, P.A., 3003 North Central Avenue, Suite 1200, Phoenix, Arizona 85012, on December 5, 1997, at an hour to be determined by Buyer and Seller. At the Closing: (a) Buyer duly shall assign to ILX the ILX Shares; and (b) Seller duly shall endorse and deliver to Buyer all certificates representing the LRI Shares.

         4. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that: (a) Buyer is duly organized, validly existing and in good standing under the laws of the State of Arizona; (b) Buyer has taken all actions necessary or appropriate to authorize the execution and performance of this Agreement; (c) the individual executing this Agreement on Buyer's behalf is duly authorized to do so; (d) when executed, this Agreement will constitute


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the valid and binding obligation of Buyer and will be enforceable against Buyer in accordance with its terms; (e) Buyer holds good and marketable title to the ILX Shares, free and clear of any and all pledges, liens, security interests and encumbrances, and free and clear of any rights of first refusal or other restrictions on transfer; and (f) upon completion of the Closing, ILX will hold good and marketable title to the ILX Shares, free and clear of any and all pledges, liens, security interests and other encumbrances, and free and clear of any restrictions on transfer other than any that may arise under applicable state and federal securities laws.

         5. Representations and Warranties of ILX and Seller. ILX and Seller jointly and severally represent and warrant to Buyer that: (a) Seller, ILX, LRI and the Partnership are duly incorporated or organized, respectively, validly existing and in good standing under the laws of the State of Arizona; (b) Seller and ILX have taken all corporate actions necessary or appropriate to authorize the execution and performance of this Agreement; (c) the individual executing this Agreement on ILX's and Seller's behalf is duly authorized to do so; (d) when executed, this Agreement will constitute the valid and binding obligation of ILX and Seller and will be enforceable in accordance with its terms; (e) no litigation is pending or has been threatened that in any manner involves or relates to Lomacasi, the Partnership, LRI, or the LRI Shares; (f) the Partnership has no indebtedness, obligations or liabilities of any kind or description, except as otherwise set forth in Section 6; (g) LRI has no indebtedness, obligations or liabilities of any kind or description; (h) LRI has not issued or made any agreement to issue any securities (including, without limitation, common stock, preferred stock, debt instruments, debentures, bonds, options, warrants, convertible securities and any and all other securities) other than the LRI Shares; (i) Seller holds good and marketable title to the LRI Shares, free and clear of any and all pledges, liens, security interests and encumbrances, and free and clear of any rights of first refusal or other restrictions on transfer; (j) upon completion of the Closing, Buyer will hold good and marketable title to the LRI Shares, free and clear of any and all pledges, liens, security interests and other encumbrances, and free and clear of any restrictions on transfer other than any that may arise under applicable state and federal securities laws; (k) neither the Partnership nor LRI has failed to pay any applicable taxes when due, nor is either in breach or default under any contract or other agreement to which it is subject or by which any of its assets are bound, except, however, that the Partnership currently is in arrears with respect to the obligation described in Section 6(b); (l) Seller has provided to Buyer copies of all contracts, agreements, formation and governance documents, title documents, maps, plats and other written information in the possession of ILX or Seller concerning LRI, the Partnership, or both; (m) neither the execution nor the performance of this Agreement will violate or cause any default or breach under or with respect to, or cause any acceleration of any payment due under, any agreement to which Seller, LRI or the Partnership is a party or by which any of their respective assets are bound other than the two promissory notes described in Sections 6(a) and (b) and the deeds of trust securing payment thereof; (n) LRI owns, free and clear of any and all pledges, liens, security interests and other encumbrances, and free and clear of any restrictions on use or transfer, a 75% general partnership interest in the Partnership; (o) the First Amended Certificate of Limited Partnership and Amended Agreement of The Sedona Real Estate Limited Partnership #1, dated March 1, 1996 (the "Partnership Agreement"), is and remains in full force and effect, has not been amended, and is the governing document of the Partnership; (p) to Seller's knowledge, The Sedona Land Company, a Nevada corporation, and the Curtis Trust, are the sole limited partners of the Partnership, and they collectively hold a 25% limited partnership

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interest in the Partnership; (q) at no time has LRI received any request for consent to any transfer or encumbrance of any interest in the Partnership, and at no time has LRI consented to any such matter, whether under Section 4.3 or 10.1(a) of the Partnership Agreement or otherwise; and (r) to Seller's knowledge, the representations and warranties in this Section 5 do not contain any untrue statements of fact or omit to state any fact necessary in order to make them not misleading.

         6. Indebtedness of the Partnership. ILX and Seller jointly and severally certify to Buyer that the Partnership's only debts are those listed below, and that each is as described below:

                  (a) Promissory Note dated November 13, 1995, payable to the order of Stonefield, Inc., a Nevada corporation, made by Malcolm E. Gentry, in the original principal amount of $550,000, assigned to the Partnership on November 13, 1995, secured by a first deed of trust on Lomacasi; the principal amount due thereon was, as of September 30, 1997, $524,990. All accrued interest has been paid to November 17, 1997 with respect to this Promissory Note;

                  (b) Promissory Note dated November 15, 1995, made by the Partnership and payable to the order of Joan R. Berry, Successor Trustee of the Nora Rose Walker Living Trust 11 Under Trust Agreement Dated August 21, 1991, in the original principal amount of $1,500,000, secured by a second deed of trust on Lomacasi; the principal amount due thereon was, as of September 30, 1997, $1,620,658. As of November 17, 1997, unpaid interest in the amount of $69,041 had been accrued and was payable with respect to this Promissory Note; and

                  (c) Indebtedness of the Partnership to LRI, the principal amount of which was, as of September 30, 1997, $826,219.

         7. Negative Capital Account Balances of the Limited Partners. ILX and the Seller jointly and severally certify to Buyer that, as of September 30, 1997, The Sedona Land Company had a negative Partnership capital account balance in the amount of $204,156, and the Curtis Trust had a negative Partnership capital account balance in the amount of $79,784.

         8. Certain Conditions. The following shall constitute a condition to the obligations of the Buyer hereunder: the Partnership and ILX shall have entered into a Management Contract regarding the future operation of Lomacasi.

         9. Due Diligence by Buyer. Buyer understands that it is responsible for its own due diligence for every aspect or prospective aspect of this transaction, except the matters represented, warranted or certified in Sections 5, 6 and 7; and Buyer acknowledges that it is acquiring an interest in Lomacasi (indirectly, by acquiring the LRI Shares), and Lomacasi, being the sole asset of the Partnership, is acquired "as is, where is."

         10. Proration of Property Taxes. The parties acknowledge that real property taxes in the amount of $12,600 have been assessed with respect to Lomacasi; and the parties agree,

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therefore, that Seller shall pay that amount to or for the benefit of Buyer at the Closing, as directed in the Management Contract to be executed concurrently with this Agreement.

         11. General Provisions. (a) The headings herein are for convenience of reference only and do not define, modify, expand or limit the text in this Agreement; (b) subject to Section 11(g), the representations, warranties and certifications contained herein shall survive the Closing; (c) this Agreement shall be governed by Arizona law; (d) each party, upon reasonable request, shall execute any additional documents and take any additional actions necessary or appropriate to implement the transactions described herein; (e) this Agreement shall not be assigned or amended without the written consent of all parties; (f) the prevailing party in any dispute hereunder shall be entitled to recover its attorneys' fees and costs from the other party or parties; (g) any lawsuit on any claim arising out of the transactions described in this Agreement, including any alleged breach of any of the representations, warranties or certifications in Section 4, 5, 6 or 7, shall be brought within one year after discovery of the basis for such claim, otherwise such claim shall be unenforceable; provided, additionally, that this Section 11(g) shall not be interpreted as lengthening any period for making claims or filing suit established by any applicable statute of limitation; and (h) the parties intend that this Agreement be enforceable by specific performance.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BUYER:  GOODYEAR 93, L.L.C., an Arizona limited liability company


Brent Hickey, Manager


SELLER:  GENESIS INVESTMENT GROUP, INC.
 an Arizona corporation


Joseph P. Martori, Chairman

ILX INCORPORATED, an Arizona corporation


Joseph P. Martori, Chairman

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